UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 7, 2013
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 17 page document.

ITEM 7.01:	REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On March 7, 2013, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the third quarter of fiscal year 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.

Exhibit No.	Description

99.1     Press release dated March 7, 2013 titled “John Wiley & Sons, Inc., Reports Third Quarter Fiscal Year 2013 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell
Investor Relations
201-748-6874
brian.campbell@wiley.com

John Wiley & Sons, Inc., Reports Third Quarter Fiscal Year 2013 Results
Change
$ millions	FY13	FY12	Excluding FX	Including FX
US GAAP
Revenue: Q3 Nine Months	$472 $1,315	$451 $1,328	4% (0.3%)	5% (1%)
EPS: Q3 Nine Months	$0.95 $2.26	$1.03 $2.69	(7%) (15%)	(8%) (16%)
ADJUSTED
Revenue:* Q3 Nine Months	$461 $1,281	$434 $1,281	6% 1%	6% 0%
EPS:** Q3 Nine Months	$0.93 $2.21	$0.88 $2.35	6% (5%)	6% (6%)

*The Company divested certain consumer product lines in August and November 2012.   For comparison purposes, revenue from these divested publishing programs of $12 million and $34 million for the third quarter and first nine months of fiscal year 2013, and $18 million and $47 million in the third quarter and first nine months of fiscal year 2012, respectively, have been excluded in determining adjusted revenue.

** See attached schedule for calculation of Adjusted Earnings Per Share (EPS).

March 7, 2013 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JW.A and JW.B), a global provider of knowledge and knowledge-based services in areas of scientific, technical, medical, and scholarly research (STMS); professional development (PD); and education today announced results for the third quarter of fiscal year 2013:

Adjusted:
•
Revenue grew 6% to $461 million excluding divested consumer publishing programs and including acquisitions. Revenue grew 1% excluding both the divested and acquired assets.  Digital revenue growth in Professional Development and Global Education was offset by continued softness in print books and lower STMS journal revenue, as expected

•	Adjusted revenue change by segment, excluding FX and divested consumer publishing revenue: STMS -3%, PD +14%, and Education +18%
•
Adjusted EPS grew 6% to $0.93 per share excluding FX.  Adjusted EPS excludes the divested consumer publishing programs (-$0.02 per share) and certain other items described in the attached schedule. Acquired businesses were accretive to results by $0.01 per share

US GAAP:
•	Revenue grew 5% due to contribution from our acquired businesses ($23 million) and including a decline in revenue from divested consumer publishing program ($6 million)
•	Revenue change by segment: STMS -2%, PD 6%, and Education 19%
•
US GAAP earnings per share (EPS) fell 8% to $0.95, mainly due to an $8 million tax benefit in the prior year, divested consumer publishing programs and higher technology expense partially offset by earnings from acquired businesses

Shared services and administrative costs for the quarter were up 6% over prior year, with technology offsetting lower distribution, finance and other administrative costs.

Restructuring Program
As noted in its December second quarter earnings announcement, Wiley announced an expansion of its ongoing program to restructure and realign its cost base with current and anticipated future market conditions. When implemented, the plan will reduce operating expense and the cost of sales to improve margins, profitability and accelerate earnings growth while providing increased capacity for investment to grow its digital businesses.  Working with a third-party restructuring firm since January, the Company is progressing towards finalizing plans to realize approximately $80 million in cost savings on a run-rate basis by the end of April 2014.  The Company is targeting a majority of the cost savings achieved to improve margins and earnings, while some will be reinvested in high growth digital business opportunities.  Savings will come from the following actions:

•	Strategic sourcing and procurement of third-party-vendor supplied services to reduce complexity and cost of outside services
•	Management delayering of certain business activities through consolidation
•	Offshoring, and potentially outsourcing, of select services to lower cost locations
•	Overall reduction of business operating complexity

In June, Wiley will provide more forward-looking details on the fourth quarter earnings call, including more information around cost savings initiatives, a timeline of expected savings and charge(s) in fiscal year 2014, as well as revenue growth and earnings expectations for the year to come.

Restructuring Charge
As part of the implementation of the restructuring program, Wiley expects to record a restructuring charge of approximately $25 million in the fourth quarter of this fiscal year.  At least one additional charge in fiscal year 2014 is expected as phases of the program are implemented over the course of the year.   The charges will be related principally to severance and other employee separation-related benefits as well as other business transition-related costs.

Share Repurchases
The Company repurchased 887,651 shares in the third quarter at a cost of $34.6 million.  There are approximately 1.3 million shares remaining in the current authorized program.

Management Commentary
“Our core business performed as expected this quarter,” said Steve Smith, President and CEO of Wiley.  “The print higher education textbook market continued to face headwinds and journal revenue fell slightly due to publication timing and continued funding pressures, particularly in Europe. Professional book sales were up modestly and digital content sales, including digital books and WileyPLUS, showed solid growth.  We are encouraged by calendar year 2013 journal renewals, which are up approximately 3-4% over last year with 85% of the business closed as of the end of February, driven in part by new society business.   Open Access revenue, while small, continues to be an incremental gain.  In addition, recently acquired businesses, including Inscape, Deltak and ELS, are all performing as or better than expected.”

Mr. Smith continued:  “As discussed last quarter, due to the market transition away from print to digital and the economic realities facing some of our markets, we have initiated a company-wide restructuring effort that will result in approximately $80 million of run-rate savings going into fiscal year 2015.   Besides reducing our cost base, we fully expect to improve our variable-fixed cost ratio, shorten our time to market, and concentrate our investment resources on high growth opportunities and markets.  A majority of the savings will provide improved earnings and cash flow, and some of it will be reinvested back into high growth areas of the business.”

Based on key indicators going into the fourth quarter, our guidance is unchanged on an operating basis. Currency neutral, low-single digit revenue growth, including $37 million of additional revenue from the Deltak and ELS acquisitions and forgone revenue from the divested consumer businesses.  Our full year US GAAP EPS of approximately $2.95 - $3.05, which includes all of the following: 1) the net negative impact from the divestiture of the consumer publishing assets, including: (a) $0.16 per share assets impairment charge, (b) $0.10 per share gain on the sale of travel publishing assets, and (c) reduced contribution to profit versus our original plan which assumed a full year of ownership; 2) a restructuring charge of $0.06 per share in the first quarter; 3) $0.14 per share benefit from a reduction in UK tax rates; and 4) forecasted $0.02 per share of negative foreign exchange, will be further impacted approximately $0.30 per share by the $25 million restructuring charge we expect to take in the upcoming quarter.”

Foreign Exchange
The weighted average foreign exchange translation rates reflected in Wiley’s income statement during fiscal year 2012 were approximately 1.59 sterling and 1.37 euro. Unless otherwise noted, amounts referenced in this report are presented excluding the effect of foreign exchange transactions and translations.

SCIENTIFIC, TECHNICAL, MEDICAL AND SCHOLARLY (STMS)
•	Third quarter revenue fell 3%, excluding FX
•	Third quarter contribution to profit including allocated shared service and administrative costs fell 1%, excluding FX
•	2 new society journals were signed in the quarter with combined annual revenue of $147,000. None were lost. Forty were renewed worth approximately $26 million annually
•	Calendar year 2013 journal renewals are showing approximately 3-4% growth due to society wins, with 85% of business closed as of the end of February

STMS revenue for the quarter fell 2% to $241 million, or 3% excluding FX due to journal publication timing versus prior year, a change in journal subscription license terms that affects the timing of subscription revenue recognition, noted below, and continued softness in library funding, particularly Europe and much of the Middle East. Backfiles, advertising and journal reprints also contributed to the decline.  Growth in digital books of 20% offset the reduction in print book sales while funded open access and article select showed solid growth off a small base.   Weakness in EMEA was partially offset by modest performance improvement in the US and Asia-Pacific.

For calendar year 2013, the Company has introduced an alternative subscription license structure for some customers which was previously based on a commitment by the Company to provide a discrete number of online journal issues. The alternative license is based upon online access for a calendar year and is not issue-specific. This resulted in a $1.5 million shift of revenue which would have been otherwise recognized in the third quarter to later in the calendar year. The shift is expected to impact fiscal year 2013 revenue but have no impact on calendar 2013 journal revenue growth.

Contribution to profit including allocated shared service and administrative costs fell 1% for the quarter due to top line results, partially offset by improved gross margin reflecting the transition from print to digital products and lower bad debt provisions.

Revenue by Product/Service (excluding FX):
•	Journal Subscription revenue fell 2% to $144 million mainly due to issue publication timing, a change in license terms and continued tight library funding
•	Print Book sales fell 5% to $37 million
•	Digital Book sales rose 20% to $11 million
•	Advertising/Corporate Reprints fell 13% to $16 million
•	Article Select (pay-per-article) rose 5% to $4 million
•	Funded (Open) Access more than doubled to $1.3 million

Journal Renewals
•
Calendar year 2013 subscription billings are up approximately 3-4% due to strong society wins, with 85% of business closed as of the end of February. Calendar year 2012 subscription billings were up 1.6% for the year.

Society Partnerships
•	2 new society journals were signed in the quarter with combined annual revenue of $147,000
•	40 renewals/extensions were signed with $26 million in combined annual revenue
•	No society contracts were lost

Acquisitions
In January, Wiley acquired the assets of the FIZ Chemie Berlin, a provider of online database products for organic and industrial chemists. The products include the ChemInform weekly abstracting service and reaction database (CIRX), as well as the abstracting journal Chemisches Zentralblatt, the InfoTherm database of thermophysical properties, and eLearning tools and services.

Global Citizenship and Research4Life
Wiley announced that its 12,200 online books would be made available through the Research4Life initiatives of HINARI, AGORA and OARE, benefitting research and academic communities in 80 low- and middle-income countries.  Research4Life provides 6,000 institutions in developing countries with free or low cost access to peer-reviewed online content from the world’s leading scientific, technical and medical publishers. The addition of Wiley’s online books brings the total number of peer reviewed scientific journals, books and databases now available through the public-private Research4life partnership to almost 30,000.

PROFESSIONAL DEVELOPMENT (PD)
•
Third quarter adjusted revenue grew 14%, excluding FX.  Adjusted revenue excludes revenue from the divested consumer assets in travel, cooking, Webster’s New World Dictionary, and Cliffsnotes in both the current and prior year periods. Revenue rose 6% on a US GAAP basis primarily due to revenue from acquired businesses, Inscape and ELS

•	Digital book revenue in the quarter grew 20% to $12.9 million
•	Third quarter revenue associated with online training and assessment increased $6.4 million over the prior year quarter to $7.3 million, driven by Inscape
•
Third quarter adjusted contribution to profit including allocated shared service and administrative costs, rose $5.3 million to $9.9 million, excluding FX and the operating results related to the divested consumer publishing program

Adjusted Professional Development revenue for the quarter, excluding FX, grew 14% to $101 million, or 6% including the revenue from the recently divested consumer publishing programs. Strong contributions from Inscape and the ELS acquisitions and eBook sales drove results offset by lower print book sales.  Business and Technology categories performed well.  Revenue from divested consumer publishing programs declined $5.9 million to $11.6 million.

Adjusted contribution to profit including allocated shared service and administrative costs, rose $5.3 million to $9.9 million for the quarter excluding FX and the operating results related to the divested consumer publishing assets. Performance is mainly due to top-line results and cost containment. Lower distribution and occupancy expenses were partially offset by higher technology costs.

Digital revenue was 18% of total PD revenue, approximately a 74% increase over prior year.  Results were driven by ebooks, online assessment (Inscape) and e-learning services (ELS, etc).

Revenue by Product/Service (excluding FX):
•	Book revenue declined $0.9 million with print down $3.1 million or -4% and ebook growth up $2.2 million or 20%.
•	Online Training and Assessment grew by $6.4 million to $7.3 million due to the Inscape workplace assessment acquisition

Acquisitions, Divestments and Alliances
•
In December, PD completed the acquisition of assets from Stevenson, Inc., a leading resource for newsletters and online events in fundraising, nonprofit management, and communications. The assets include six well-respected newsletters and a variety of online events. The acquisition will enable the Company to expand its strategy for digital delivery of content to the growing nonprofit market globally, providing practical, must-have information to nonprofit professionals.

•
During the quarter, Wiley signed a Financial Industry Regulatory Authority (FINRA) series test preparation agreement with the Securities Institute of America (SIA) to provide preparatory exam content for financial brokers and advisors.

GLOBAL EDUCATION
•	Third quarter revenue grew 18%, excluding FX, to $118 million. Excluding Deltak ($17 million in revenue) which was acquired at the end of October, revenue rose 1%, excluding FX.
•
Digital revenue grew $25.3 million to $41.4 million, accounting for 35% of revenue vs. 16% in the prior year.  Results were due to the addition of Deltak revenue, 24% growth in WileyPLUS, and increased ebook sales.   Digital revenue excluding Deltak was 20% of total revenue, up from 16% of revenue in the prior year.

•	Third quarter contribution to profit including allocated shared service and administrative costs grew 10% or $3.0 million, excluding FX due to top line results.

Third quarter Global Education revenue grew 18% to $118 million, excluding FX, or 1% excluding the contribution from Deltak.   Excluding Deltak, the increase is due to a strong performance from WileyPLUS and digital content, including eBooks offset by continued weakness in print textbooks.   Growth in Asia-Pacific, particularly in the Australia School business, offset flat results in the Americas and EMEA.

Contribution to profit including allocated shared service and administrative costs grew 10% to $35 million, excluding FX.  The increase was due to top line results, including the impact of acquisitions, and cost containment offset by higher allocated technology costs due to continued investment in digital solutions.

Revenue by Product/Service (excluding FX):
•	Print Textbook revenue declined 10% to $63 million
•	Custom Print increased by 2% to $12 million
•	Ebooks grew 144% to $9 million
•	Online Program Management (eg. Deltak) was $17 million in its first full quarter as a Wiley entity. Annual revenue at the time of the acquisition was approximately $54 million.
•	WileyPLUS grew 24% to $15 million

Note:
The Company provides cash flow and income measures referred to as adjusted revenue, EPS and free cash flow, which exclude certain items.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

Earnings Call and Webcast Instructions
Wiley has scheduled an earnings call beginning at 10 a.m. EST today to discuss the results.  Note that our format has changed, from audio only to audio plus slides.  Slides will be available to download at the conclusion of the call.

•
You may listen to a live webcast of the call by accessing the investor page of wiley.com:  http://www.wiley.com/WileyCDA/Section/id-370238.html.  An archive of the webcast will be available on that page for a period of up to one year.  Slides will be available for download at the conclusion of the call.

•
For telephone access, please dial the following number approximately ten minutes prior to the 10 a.m. start time: (888) 599-4875 and enter the participant code 7502041#.  International callers, please dial:  (913) 312-1227 and enter the participant code 7502041#.

About Wiley
Wiley is a global provider of content-enabled solutions that improve outcomes in research, education, and professional practice. Our core businesses produce scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising; professional books, subscription products, certification and training services and online applications; and education content and services including integrated online teaching and learning resources for undergraduate and graduate students and lifelong learners.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2013 AND 2012
(in thousands, except per share amounts)

THIRD QUARTER ENDED JANUARY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjusted

Revenue	$472,435	(11,625)	460,810	451,111	(17,541)	433,570	5%	6%

Costs and Expenses
Cost of Sales	141,794	(7,765)	134,029	142,131	(9,719)	132,412	0%	1%
Operating and Administrative	235,857	(1,978)	233,879	221,648	(4,963)	216,685	6%	7%
Impairment of Consumer Publishing Programs	-	-	-	-	-	-
Amortization of Intangibles	11,158	-	11,158	8,875	(39)	8,836	26%	25%

Total Costs and Expenses	388,809	(9,743)	379,066	372,654	(14,721)	357,933	4%	5%

Gain on Sale of Travel Publishing Program	-	-	-	-	-	-

Operating Income	83,626	(1,882)	81,744	78,457	(2,820)	75,637	7%	7%
Operating Margin	17.7%		17.7%	17.4%		17.4%	2%

Interest Expense	(3,827)	-	(3,827)	(2,768)	-	(2,768)	38%	38%
Foreign Exchange Loss	(1,147)	-	(1,147)	(184)	-	(184)	523%	-20%
Interest Income and Other	342	-	342	421	-	421	-19%	-19%

Income Before Taxes	78,994	(1,882)	77,112	75,926	(2,820)	73,106	4%	6%

Provision for Income Taxes	21,894	(715)	21,179	13,017	6,452	19,469	68%	9%

Net Income	$57,100	(1,167)	55,933	62,909	(9,272)	53,637	-9%	5%

Earnings Per Share- Diluted	$0.95	(0.02)	0.93	1.03	(0.15)	0.88	-8%	6%

Average Shares - Diluted	60,254	60,254	60,254	60,845	60,845	60,845

NINE MONTHS ENDED JANUARY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,C,D)	Adjusted	US GAAP	Adjustments (A,B,C)	Adjusted	US GAAP	Adjusted

Revenue	$1,314,924	(34,045)	1,280,879	1,328,165	(47,228)	1,280,937	-1%	1%

Costs and Expenses
Cost of Sales	398,592	(21,851)	376,741	404,472	(26,067)	378,405	-1%	0%
Operating and Administrative	689,833	(9,985)	679,848	686,132	(14,562)	671,570	1%	2%
Restructuring Charges	4,841	(4,841)	-	-	-	-
Impairment of Consumer Publishing Programs	15,521	(15,521)	-	-	-	-
Amortization of Intangibles	30,404	(53)	30,351	26,965	(242)	26,723	13%	14%

Total Costs and Expenses	1,139,191	(52,251)	1,086,940	1,117,569	(40,871)	1,076,698	2%	2%

Gain on Sale of Travel Publishing Program	9,829	(9,829)	-	-	-	-

Operating Income	185,562	8,377	193,939	210,596	(6,357)	204,239	-12%	-4%
Operating Margin	14.1%		15.1%	15.9%		15.9%	-11%	-5%

Interest Expense	(9,557)	-	(9,557)	(6,270)	-	(6,270)	52%	52%
Foreign Exchange Loss	(1,599)	-	(1,599)	(1,149)	-	(1,149)	39%	4%
Interest Income and Other	1,569	-	1,569	2,294	-	2,294	-32%	-32%

Income Before Taxes	175,975	8,377	184,352	205,471	(6,357)	199,114	-14%	-6%

Provision for Income Taxes	39,701	11,269	50,970	40,990	13,877	54,867	-3%	-6%

Net Income	$136,274	(2,892)	133,382	164,481	(20,234)	144,247	-17%	-7%

Earnings Per Share- Diluted	$2.26	(0.05)	2.21	2.69	(0.33)	2.35	-16%	-5%

Average Shares - Diluted	60,349	60,349	60,349	61,255	61,255	61,255

JOHN WILEY & SONS, INC.
RECONCILIATION OF US GAAP EPS TO ADJUSTED EPS - DILUTED (UNAUDITED)
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2013 AND 2012

THIRD QUARTER ENDED JANUARY 31,

	Third Quarter Ended		Nine Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
US GAAP Earnings Per Share - Diluted	$0.95	$1.03	$2.26	$2.69
Adjusted to exclude the following:
Operational Results of Divested Consumer Programs (A)	0.02	0.03	0.03	0.08
One-time Benefit on Release of Previously Recorded Tax Reserve (B)	-	0.12	-	0.12
Deferred Income Tax Benefit on UK Rate Change (C)	-	-	0.14	0.14
Gain on Sale of Travel Publishing Program (D)	-	-	0.10	-
Impairment charge on Consumer Publishing Programs (D)	-	-	(0.16)	-
Restructuring Charges (D)	-	-	(0.06)	-

Adjusted Earnings Per Share - Diluted	$0.93	$0.88	$2.21	$2.35

Note: In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of foreign exchange transactions and translation and certain other items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations.

(A)
The adjusted results for the three and nine months ended January 31, 2013 and 2012 exclude the operating results of the divested Professional Development consumer publishing programs sold on August 10 and November 5, 2012.

(B)
The adjusted results for the three and nine months ended January 31, 2012 exclude a tax benefit of $7.5 million related to the reversal of an income tax reserve recorded in conjunction with the Blackwell acquisition.

(C)
The adjusted results for the nine months ended January 31, 2013 and 2012 exclude deferred tax benefits of $8.4 million and $8.8 million, respectively. The tax benefits were derived from 2% legislative reductions in the United Kingdom corporate income tax rates for both years. The benefits reflect the remeasurement of the Company's deferred tax liability position and had no current cash tax impact.  U.K. deferred tax balances as of January 31, 2013 are reflected at 23%.

(D)
The adjusted results for the nine months ended January 31, 2013 exclude the gain on sale of the travel program, asset impairment charges related to consumer publishing programs and a restructuring charge related to certain activities that will either be discontinued, outsourced, or relocated due to the Company's ongoing transformation to digital products and services.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2013 AND 2012
(in thousands)

THIRD QUARTER ENDED JANUARY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted

Revenue
Scientific, Technical, Medical and Scholarly	$240,902	-	240,902	245,476	-	245,476	-2%	-3%
Professional Development	113,106	(11,625)	101,481	106,224	(17,541)	88,683	6%	14%
Global Education	118,427	-	118,427	99,411	-	99,411	19%	18%
Total	$472,435	(11,625)	460,810	451,111	(17,541)	433,570	5%	6%

Direct Contribution to Profit
Scientific, Technical, Medical and Scholarly	$100,369	-	100,369	98,984	-	98,984	1%	1%
Professional Development	30,780	(1,882)	28,898	26,906	(2,820)	24,086	14%	19%
Global Education	48,376	-	48,376	43,197	-	43,197	12%	11%
Total	$179,525	(1,882)	177,643	169,087	(2,820)	166,267	6%	6%

Contribution to Profit (After Allocated Shared Services & Admin. Costs)
Scientific, Technical, Medical and Scholarly	$66,538	-	66,538	66,806	-	66,806	0%	-1%
Professional Development	11,758	(1,882)	9,876	7,261	(2,820)	4,441	62%	120%
Global Education	34,804	-	34,804	31,408	-	31,408	11%	10%
Total	$113,100	(1,882)	111,218	105,475	(2,820)	102,655	7%	8%

Unallocated Shared Services and Admin. Costs	(29,474)	-	(29,474)	(27,018)	-	(27,018)	9%	10%

Operating Income	$83,626	(1,882)	81,744	78,457	(2,820)	75,637	7%	7%

Total Shared Services and Admin. Costs by Function
Distribution	$(25,911)	-	(25,911)	(27,110)	-	(27,110)	-4%	-6%
Technology Services	(41,699)	-	(41,699)	(34,880)	-	(34,880)	20%	19%
Finance	(10,955)	-	(10,955)	(11,098)	-	(11,098)	-1%	-2%
Other Administration	(17,334)	-	(17,334)	(17,542)	-	(17,542)	-1%	-2%
Total	$(95,899)	-	(95,899)	(90,630)	-	(90,630)	6%	5%

NINE MONTHS ENDED JANUARY 31,

	2013			2012			% Change
	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjustments (A,B)	Adjusted	US GAAP	Adjusted

Revenue
Scientific, Technical, Medical and Scholarly	$726,679	-	726,679	749,261	-	749,261	-3%	-2%
Professional Development	316,360	(34,045)	282,315	314,963	(47,228)	267,735	0%	6%
Global Education	271,885	-	271,885	263,941	-	263,941	3%	3%
Total	$1,314,924	(34,045)	1,280,879	1,328,165	(47,228)	1,280,937	-1%	1%

Direct Contribution to Profit
Scientific, Technical, Medical and Scholarly	$300,624	2,966	303,590	312,323	-	312,323	-4%	-2%
Professional Development	71,949	4,790	76,739	78,688	(6,357)	72,331	-9%	7%
Global Education	99,150	169	99,319	103,901	-	103,901	-5%	-4%
Total	$471,723	7,925	479,648	494,912	(6,357)	488,555	-5%	-1%

Contribution to Profit (After Allocated Shared Services & Admin. Costs)
Scientific, Technical, Medical and Scholarly	$196,521	2,966	199,487	211,343	-	211,343	-7%	-5%
Professional Development	11,050	4,790	15,840	16,292	(6,357)	9,935	-32%	61%
Global Education	59,564	169	59,733	68,011	-	68,011	-12%	-12%
Total	$267,135	7,925	275,060	295,646	(6,357)	289,289	-10%	-4%

Unallocated Shared Services and Admin. Costs	(81,573)	452	(81,121)	(85,050)	-	(85,050)	-4%	-6%

Operating Income	$185,562	8,377	193,939	210,596	(6,357)	204,239	-12%	-4%

Total Shared Services and Admin. Costs by Function
Distribution	$(77,589)	193	(77,396)	(82,511)	-	(82,511)	-6%	-5%
Technology Services	(113,246)	256	(112,990)	(103,916)	-	(103,916)	9%	9%
Finance	(33,179)	-	(33,179)	(33,032)	-	(33,032)	0%	2%
Other Administration	(62,147)	3	(62,144)	(64,857)	-	(64,857)	-4%	-4%
Total	$(286,161)	452	(285,709)	(284,316)	-	(284,316)	1%	1%

JOHN WILEY & SONS, INC.
NOTES TO UNAUDITED SEGMENT RESULTS

(A)
The adjusted results for the three and nine months ended January 31, 2013 and 2012 exclude the operating results of the divested Professional Development consumer publishing programs sold on August 10 and November 5, 2012 ; the gain on sale of the travel program and the asset impairment charges related to consumer publishing programs.

(B)
The adjusted results for the nine months ended January 31, 2013 exclude a restructuring charge of $4.8 million pre-tax, or $3.5 million after-tax ($0.06 per share) related to certain activities that will either be discontinued, outsourced, or relocated due to the Company's ongoing transformation to digital products and services.

Notes:  As of May 1, 2012, the Company changed its internal reporting of segment measures for the purposes of assessing performance and making resource allocation decisions. Accordingly, the Company will now report on segment performance after the allocation of certain direct Shared Services and Administrative Costs.  Shared Services and Administrative costs were previously reported as independent functional activities and not reflected in each segment's operating results.  We will continue to report total shared services and administrative costs by function as management believes they are still useful in understanding the company's overall performance.  In addition, management responsibility and reporting of certain Professional Development and Global Education product lines were realigned as of May 1, 2012.  Prior year results have been restated for comparative purposes for each of the changes described above.

JOHN WILEY & SONS, INC.
UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED
JANUARY 31, 2013 AND 2012
(in thousands)

	Third Quarter Ended				Nine Months Ended
	January 31,				January 31,
	2013	2012	% Change	% Change w/o FX	2013	2012	% Change	% Change w/o FX
Scientific, Technical, Medical and Scholarly:
Direct Contribution to Profit	$100,369	98,984	1%	1%	300,624	312,323	-4%	-3%
Restructuring Charges (A)	-	-			2,966	-
Adjusted Direct Contribution to Profit	100,369	98,984	1%	1%	303,590	312,323	-3%	-2%

Allocated Shared Services and Admin. Costs:
Distribution	(11,495)	(11,513)	0%	-1%	(34,813)	(36,358)	-4%	-3%
Technology	(17,694)	(16,561)	7%	6%	(52,878)	(49,230)	7%	8%
Occupancy and Other	(4,642)	(4,104)	13%	11%	(16,412)	(15,392)	7%	7%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$66,538	66,806	0%	-1%	199,487	211,343	-6%	-5%

Professional Development:
Direct Contribution to Profit	$30,780	26,906	14%	14%	71,949	78,688	-9%	-8%
Gain on Sale of Travel Publishing Program (B)	-	-			(9,829)	-
Direct Contribution to profit – Divested Consumer Publishing Programs (B)	(1,882)	(2,820)			(2,156)	(6,357)
Impairment of Consumer Publishing Programs (C)	-	-			15,521	-
Restructuring Charges (A)	-	-			1,254	-
Adjusted Direct Contribution to Profit	28,898	24,086	20%	19%	76,739	72,331	6%	7%

Allocated Shared Services and Admin Costs:
Distribution	(10,196)	(11,221)	-9%	-10%	(30,937)	(34,132)	-9%	-9%
Technology	(7,357)	(6,426)	14%	14%	(21,908)	(18,680)	17%	17%
Occupancy and Other	(1,469)	(1,998)	-26%	-26%	(8,054)	(9,584)	-16%	-16%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$9,876	4,441	122%	120%	15,840	9,935	59%	61%

Global Education:
Direct Contribution to Profit	$48,376	43,197	12%	11%	99,150	103,901	-5%	-4%
Restructuring Charges (A)	-	-			169	-
Adjusted Direct Contribution to Profit	48,376	43,197	12%	11%	99,319	103,901	-4%	-4%

Allocated Shared Services and Admin Costs:
Distribution	(4,074)	(4,362)	-7%	-7%	(11,646)	(11,985)	-3%	-3%
Technology	(8,300)	(6,896)	20%	20%	(23,047)	(19,872)	16%	16%
Occupancy and Other	(1,198)	(531)	126%	126%	(4,893)	(4,033)	21%	21%
Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$34,804	31,408	11%	10%	59,733	68,011	-12%	-12%

Total Adjusted Contribution to Profit (after allocated Shared Services and Admin. Costs)	$111,218	102,655	8%	8%	275,060	289,289	-5%	-4%

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs:	(29,474)	(27,018)	9%	8%	(81,573)	(85,050)	-4%	-3%
Restructuring Charges (A)	-	-			452	-
Adjusted Unallocated Shared Services and Admin. Costs	$(29,474)	(27,018)	9%	8%	(81,121)	(85,050)	-5%	-4%

Adjusted Operating Income	$81,744	75,637	8%	7%	193,939	204,239	-5%	-4%

(A)
The adjusted results exclude a restructuring charge recorded in the first quarter of fiscal year 2013 related to certain activities that will either be discontinued, outsourced, or relocated to a lower cost region due to the Company's ongoing transition and transformation to digital products and services.

(B)
The adjusted results exclude the operating results for the divested Professional Development consumer publishing programs that were sold on August 10 and November 5, 2012 and the gain on sale of the travel program recognized in the second quarter of fiscal year 2013.

(C)
The adjusted results exclude an impairment charge recorded by the Company in the second quarter of fiscal year 2013 related to the write-down of certain assets in the Professional Development consumer publishing programs.

Notes:  As of May 1, 2012, the Company changed its internal reporting of segment measures for the purposes of assessing performance and making resource allocation decisions. Accordingly, the Company will now report on segment performance after the allocation of certain direct Shared Services and Administrative Costs.  Shared Services and Administrative costs were previously reported as independent functional activities and not reflected in each segment's operating results.  We will continue to report total shared services and administrative costs by function as management believes they are still useful in understanding the company's overall performance.  In addition, the management responsibility and reporting of certain Professional Development and Global Education product lines were realigned as of May 1, 2012.  Prior year results have been restated for comparative purposes for each of the changes described above.

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	January 31,		April 30,
	2013	2012	2012

Current Assets
Cash & cash equivalents	$285,858	284,456	259,830
Accounts receivable	238,112	218,370	171,561
Inventories	85,999	104,948	101,237
Prepaid and other	53,552	34,070	41,972
Total Current Assets	663,521	641,844	574,600
Product Development Assets	99,186	113,993	108,414
Technology, Property and Equipment	193,856	172,527	187,979
Intangible Assets	989,534	873,741	915,495
Goodwill	844,673	624,448	690,619
Other Assets	90,114	52,088	55,839
Total Assets	2,880,884	2,478,641	2,532,946

Current Liabilities
Accounts and royalties payable	199,621	204,304	151,350
Deferred revenue	287,063	303,646	342,034
Accrued employment costs	57,116	52,056	64,482
Accrued income taxes	15,478	18,668	18,812
Accrued pension liability	3,606	4,326	3,589
Other accrued liabilities	57,843	51,620	60,663
Total Current Liabilities	620,727	634,620	640,930
Long-Term Debt	734,800	483,000	475,000
Accrued Pension Liability	141,855	85,012	145,815
Deferred Income Tax Liabilities	214,480	183,788	181,716
Other Long-Term Liabilities	72,531	68,773	71,917
Shareholders' Equity	1,096,491	1,023,448	1,017,568
Total Liabilities & Shareholders' Equity	$2,880,884	2,478,641	2,532,946

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Nine Months Ended
	January 31,
	2013	2012
Operating Activities:
Net income	$136,274	164,481
Amortization of intangibles	30,404	26,965
Amortization of composition costs	39,047	36,877
Depreciation of technology, property and equipment	41,124	37,350
Restructuring charges (net of tax)	3,461	-
Gain on sale of travel publishing program (net of tax)	(6,237)	-
Impairment of consumer publishing programs (net of tax)	9,623	-
Deferred tax benefits on U.K. rate changes	(8,402)	(8,769)
Stock-based compensation	9,998	13,055
Excess tax benefits from stock-based compensation	(1,129)	(1,362)
Royalty advances	(83,317)	(82,083)
Earned royalty advances	69,726	69,367
Other non-cash charges and credits	33,533	25,436
Change in deferred revenue	(52,302)	(10,632)
Income tax deposit	(29,705)	-
Net change in operating assets and liabilities, excluding acquisitions	(29,943)	(4,700)
Cash Provided by Operating Activities	162,155	265,985

Investments in organic growth:
Composition spending	(35,599)	(37,302)
Additions to technology, property and equipment	(41,606)	(47,928)

Free Cash Flow	84,950	180,755

Other Investing and Financing Activities:
Acquisitions, net of cash	(258,735)	(6,386)
Proceeds from sale of travel publishing program	28,600	-
Repayment of long-term debt	(318,600)	(789,137)
Borrowings of long-term debt	578,400	817,937
Change in book overdrafts	(20,984)	(27,278)
Cash dividends	(43,252)	(36,310)
Purchase of treasury shares	(45,172)	(60,638)
Debt financing costs	-	(3,119)
Proceeds from exercise of stock options and other	24,232	12,674
Excess tax benefits from stock-based compensation	1,129	1,362
Cash Used for Investing and Financing Activities	(54,382)	(90,895)

Effects of Exchange Rate Changes on Cash	(4,540)	(7,257)

Increase in Cash and Cash Equivalents for Period	$26,028	82,603

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(35,599)	(37,302)
Additions to technology, property and equipment	(41,606)	(47,928)
Acquisitions, net of cash	(258,735)	(6,386)
Proceeds from sale of travel publishing program	28,600	-
Cash Used for Investing Activities	$(307,340)	(91,616)

Financing Activities:
Cash Used for Investing and Financing Activities	$(54,382)	(90,895)
Less:
Acquisitions, net of cash	(258,735)	(6,386)
Proceeds from sale of travel publishing program	28,600	-
Cash Provided by (Used for) Financing Activities	$175,753	(84,509)

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: March 7, 2013